Exhibit 4.1

LEXINGTON REALTY TRUST,
Issuer,
CERTAIN SUBSIDIARIES OF LEXINGTON REALTY TRUST,
Subsidiary Guarantors,
and
U.S. BANK NATIONAL ASSOCIATION,
Trustee
TENTH SUPPLEMENTAL INDENTURE

Dated as of September 30, 2013
6.00% Convertible Guaranteed Notes due 2030

TENTH SUPPLEMENTAL INDENTURE
THIS TENTH SUPPLEMENTAL INDENTURE (this “Tenth Supplemental Indenture”), is entered into as of September 30, 2013, among LEXINGTON REALTY TRUST, a Maryland real estate investment trust (the “Issuer”), certain subsidiaries of the Issuer signatories hereto (including subsidiaries of the Issuer subsequently becoming guarantors, the “Subsidiary Guarantors” or the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee hereunder (the “Trustee”), having its Corporate Trust Office at 100 Wall Street, Suite 1600, New York, New York 10005.
WHEREAS, the Issuer, Guarantors and the Trustee entered into that certain Indenture, dated as of January 29, 2007 (the “Original Indenture”), relating to the Issuer's unsecured debt securities authenticated and delivered under the Original Indenture;
WHEREAS, pursuant to Section 301 of the Original Indenture, the Issuer, the Subsidiary Guarantors and the Trustee established the terms of a series of Securities entitled the “5.45% Exchangeable Guaranteed Notes due 2027” of the Issuer in respect of which the Subsidiary Guarantors were guarantors (the “5.45% Notes”) pursuant to that First Supplemental Indenture, dated as of January 29, 2007, among the Issuer, the Subsidiary Guarantors and the Trustee (the “First Supplemental Indenture”);
WHEREAS, pursuant to Section 2.02 of the First Supplemental Indenture and Section 303 of the Original Indenture, the Issuer, the Subsidiary Guarantors and the Trustee increased the aggregate principal amount of the 5.45% Notes by the issuance of Additional Notes pursuant to that Second Supplemental Indenture, dated as of March 9, 2007, among the Issuer, the Subsidiary Guarantors and the Trustee (the “Second Supplemental Indenture”);
WHEREAS, pursuant to Section 901(9) of the Original Indenture, the Issuer, the Subsidiary Guarantors and the Trustee amended certain provisions of the Indenture to correct a provision in the Indenture which was defective or inconsistent with another provision therein pursuant to that Third Supplemental Indenture, dated as of June 19, 2007, among the Issuer, the Subsidiary Guarantors and the Trustee (the “Third Supplemental Indenture”);
WHEREAS, pursuant to Section 901(1) of the Original Indenture, the Issuer, the Subsidiary Guarantors and the Trustee amended certain provisions of the Indenture to evidence the succession of Lexington Realty Trust to The Lexington Master Limited Partnership and the assumption by Lexington Realty Trust of the covenants of the Issuer, therein and in the Securities pursuant to that Fourth Supplemental Indenture, dated as of December 31, 2008, among the Issuer, the Subsidiary Guarantors and the Trustee (the “Fourth Supplemental Indenture”);
WHEREAS, the Issuer entered into that certain Credit Agreement, dated as of February 13, 2009 (the “Original Credit Agreement”), among the Issuer, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P. and Net 3 Acquisition L.P., jointly and severally as borrowers, KeyBank National Association, as agent, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5 therein;

WHEREAS, pursuant to Sections 901(2) and 1405 of the Original Indenture, certain subsidiaries of the Issuer that became Lexington Credit Agreement Obligors in connection with the Original Credit Agreement became Subsidiary Guarantors pursuant to that Fifth Supplement Indenture, dated as of June 9, 2009, among the Issuer, the Subsidiary Guarantors and the Trustee (the “Fifth Supplement Indenture”);
WHEREAS, pursuant to Section 301 of the Original Indenture, the Issuer, the Subsidiary Guarantors and the Trustee established the terms of a series of Securities entitled the “6.00% Convertible Guaranteed Notes due 2030” of the Issuer in respect of which the Subsidiary Guarantors are guarantors (the “6.00% Notes”) pursuant to that Sixth Supplemental Indenture, dated as of January 26, 2010, among the Issuer, the Subsidiary Guarantors and the Trustee (the “Sixth Supplement Indenture”);
WHEREAS, the Issuer entered into that certain Amended and Restated Credit Agreement, dated as of January 13, 2012 (the “Amended and Restated Credit Agreement”), among the Issuer, Lepercq Corporate Income Fund L.P. (“LCIF”) and Lepercq Corporate Income Fund II L.P. (“LCIFII”), jointly and severally as borrowers, KeyBank National Association, as administrative agent (“KeyBank”), and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5 therein;
WHEREAS, on January 20, 2012, the Issuer repurchased all outstanding 5.45% Notes pursuant to a holder repurchase option and, as a result, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture are of no further force and effect;
WHEREAS, pursuant to Sections 901(2) and 1405 of the Original Indenture, certain subsidiaries of the Issuer that became Lexington Credit Agreement Obligors in connection with the Amended and Restated Credit Agreement became Subsidiary Guarantors pursuant to that Seventh Supplemental Indenture, dated as of September 28, 2012, among the Issuer, the Subsidiary Guarantors and the Trustee (the “Seventh Supplemental Indenture”);
WHEREAS, the Issuer entered into that certain Second Amended and Restated Credit Agreement, dated as of February 12, 2013 (the “New Credit Agreement”), among the Issuer, LCIF and LCIFII, jointly and severally as borrowers, KeyBank, as administrative agent, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5 therein;
WHEREAS, the Issuer has delivered an Officers' Certificate to the Trustee designating the New Credit Agreement as the Lexington Credit Agreement under the Indenture;
WHEREAS, pursuant to Sections 901(2) and 1405 of the Original Indenture, certain subsidiaries of the Issuer that became Lexington Credit Agreement Obligors in connection with the New Credit Agreement became Subsidiary Guarantors pursuant to that Eighth Supplement Indenture, dated as of February 13, 2013, among the Issuer, the Subsidiary Guarantors and the Trustee (the “Eighth Supplemental Indenture”)

WHEREAS, pursuant to Sections 901(2) and 1405 of the Original Indenture, certain subsidiaries of the Issuer that became Lexington Credit Agreement Obligors in connection with the New Credit Agreement became Subsidiary Guarantors pursuant to that Ninth Supplement Indenture, dated as of May 6, 2013, among the Issuer, the Subsidiary Guarantors and the Trustee (the “Ninth Supplemental Indenture”; and, together with the Original Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplement Indenture and the Eighth Supplemental Indenture, the “Indenture”);
WHEREAS, in connection with First Amendment to the New Credit Agreement, dated as of the date hereof, among the Issuer, LCIF, and LCIFII, jointly and severally as borrowers, and KeyBank, as administrative agent (“New Credit Agreement Amendment”), and as of the date first set forth above, all Subsidiaries of the Issuer that were previously Subsidiary Guarantors, with the exception of LCIF and LCIFII, are no longer Lexington Credit Agreement Obligors (the “Released Subsidiary Guarantors”);
WHEREAS, pursuant to Section 1404 of the Indenture, the Issuer has delivered an Officers' Certificate to the Trustee informing the Trustee of the termination of all of the obligations under the Lexington Credit Agreement of the Released Subsidiary Guarantors, which released such former Subsidiary Guarantors from all of their obligations under the Indenture and its Guarantee and such Guarantee has terminated;
WHEREAS, LCIF and LCIFII remain as borrowers under the Lexington Credit Agreement and their obligations under the Indenture and their Guarantee and such Guarantee continues in accordance with their terms; and
WHEREAS, the Issuer, the Subsidiary Guarantors and the Trustee have duly authorized the execution and delivery of this instrument to amend the Indenture as set forth herein and have done all things necessary to make this instrument a valid agreement of the parties hereto, in accordance with its terms.
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Issuer, the Subsidiary Guarantors and the Trustee agree as follows:
ARTICLE ONE
DEFINITIONS
Section 1.1    Definitions. Capitalized terms used in this instrument and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE TWO
RELEASED SUBSIDIARY GUARANTORS
Section 2.1    Released Guarantors. Upon the execution and delivery of the New Credit Agreement Amendment, the Released Guarantors are fully, unconditionally and irrevocably released as Subsidiary Guarantors under the Indenture and its Guarantee and such Guarantee is terminated.
ARTICLE THREE
MISCELLANEOUS
Section 3.1    Relation to Original Indenture. This Tenth Supplemental Indenture supplements the Indenture, and shall be a part and subject to all the terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Indenture, and the Securities issued thereunder shall continue in full force and effect.
Section 3.2    Concerning the Trustee. The Trustee shall not be responsible for any recital herein (other than as they appear and as they apply to the Trustee) as such recitals shall be taken as statements of the Issuer and the remaining Subsidiary Guarantors, or the validity of the execution by the Issuer or the remaining Subsidiary Guarantors of this Tenth Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this instrument.
Section 3.3    Effect of Headings. The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.
Section 3.4    Counterparts. This instrument may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.
Section 3.5    Governing Law. This instrument shall be governed by and construed in accordance with the laws of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed as of the day and year first above written.
ISSUER:
LEXINGTON REALTY TRUST, a Maryland real estate investment trust, as Issuer of the Notes

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Executive Vice President
EXISTING SUBSIDARY GUARANTORS:
LEPERCQ CORPORATE INCOME FUND L.P., a Delaware limited partnership, as a Subsidiary Guarantor

By:	Lex GP-1 Trust, its general partner, a Delaware statutory trust

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Vice President
LEPERCQ CORPORATE INCOME FUND II L.P., a Delaware limited partnership, as a Subsidiary Guarantor

By:	Lex GP-1 Trust, its general partner, a Delaware statutory trust

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Vice President

[Signature Page to the Tenth Supplemental Indenture]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ William G. Keenan
Name: William G. Keenan
Title: Vice President